Exhibit 99.1

Walgreens Boots Alliance Secures Regulatory Clearance for Purchase of

Stores and Related Assets from Rite Aid

•	Hart-Scott-Rodino waiting period expires for amended purchase agreement with Rite Aid

•	Final transaction includes 1,932 stores and related assets for $4.375 billion in cash

•	Store purchases expected to begin in October with completion anticipated in spring 2018

•	Walgreens Boots Alliance expects to realize more than $300 million in annual synergies within four years

DEERFIELD, Ill. 19 September 2017—Walgreens Boots Alliance, Inc. (Nasdaq: WBA) announced today that it has secured regulatory clearance for an amended and restated asset purchase agreement to purchase 1,932 stores, three distribution centers and related inventory from Rite Aid Corporation (NYSE: RAD) for $4.375 billion in cash and other consideration. The amended and restated purchase agreement between the parties updates the terms of the agreement with Rite Aid announced in June 2017. The transaction has been approved by the boards of directors of Rite Aid and Walgreens Boots Alliance and is still subject to other customary closing conditions. Store purchases are expected to begin in October, with completion anticipated in spring 2018.

The consideration for the transaction will now be $4.375 billion in cash, the assumption by Walgreens Boots Alliance of the related real estate leases and the grant of the option to Rite Aid, exercisable through May 2019, to become a member of Walgreens Boots Alliance’s group purchasing organization, Walgreens Boots Alliance Development GmbH. Walgreens Boots Alliance will also assume certain limited store-related liabilities as part of the new transaction.

“This is a significant moment for our company, and we are excited about the opportunities this agreement will deliver for our customers and patients, employees and investors,” said Walgreens Boots Alliance Executive Vice Chairman and CEO Stefano Pessina. “Combining Walgreens retail pharmacy network with a strong portfolio of Rite Aid locations is expected to help us achieve enhanced, sustainable growth while enabling us to broaden our reach and provide greater access to convenient, affordable care in more local neighborhoods across the United States. We are confident in the path ahead and look forward to working together to shape the future of health care and deliver on the full potential these stores bring to our network.”

After all stores are acquired, stores are planned to be converted to the Walgreens brand in carefully planned phases over time. The stores to be purchased are located primarily in the Northeast and Southern U.S., and the three distribution centers to be purchased are located in Dayville, Conn., Philadelphia, Pa., and Spartanburg, S.C. The transition of these distribution centers to Walgreens will not begin for at least 12 months.

Due to the expected timing of store purchases under the amended and restated asset purchase agreement, Walgreens Boots Alliance does not expect the transaction to have a significant impact to its adjusted diluted net earnings per share in its fiscal year ending 31 August 2018. The company expects to realize annual synergies from the new transaction of more than $300 million, which are expected to be fully realized within four years of the initial closing of the new transaction and derived primarily from procurement, cost savings and other operational matters.

The amended and restated asset purchase agreement replaces the earlier purchase agreement entered into by the parties in June 2017, which included 2,186 stores and related assets for $5.175 billion in cash and other consideration.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the USA and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 400,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has over 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with over 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands such as No7, Botanics, Liz Earle and Soap & Glory.

In October 2016 Walgreens Boots Alliance received the United Nations Foundation Global Leadership Award for its commitment to the UN’s Sustainable Development Goals. The company also ranks No. 1 in the Food and Drug Stores industry of Fortune magazine’s 2017 list of the World’s Most Admired Companies.

More company information is available at www.walgreensbootsalliance.com.

*	As of 31 August 2016, using publicly available information for AmerisourceBergen.
**	For 12 months ending 31 August 2016, using publicly available information for AmerisourceBergen.

(WBA-GEN)

Media Relations	Contact
USA / Michael Polzin International / Laura Vergani	+1 847 315 2935 +44 (0)207 980 8585

Investor Relations	Contact
Gerald Gradwell and Ashish Kohli	+1 847 315 2922

Cautionary Note Regarding Forward-Looking Statements

All statements in this publication that are not historical statements are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the amended and restated asset purchase agreement between the Company, Walgreen Co. and Rite Aid and the transactions contemplated thereby and the possible timing and effects thereof, and the ability of the parties to complete the transactions considering the various closing conditions. Words such as “expect,” “pending,” “potential”, “likely,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. Such risks include, but are not limited to, risks related to the proposed transactions and acquisitions generally, including the risk that the transactions may not close due to one or more closing conditions to the transactions not being satisfied or waived, risk that the business of the Company or the Rite Aid stores proposed to be sold to the Company may suffer as a result of uncertainty surrounding the transactions, risks related to the ability to realize the anticipated benefits of the proposed transactions, the outcome of legal and regulatory matters, the risk of unexpected costs, liabilities or delays, changes in management’s assumptions, the risks associated with the integration of complex businesses, and risks associated with changes in laws, regulations or interpretations thereof. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017, each of which is incorporated herein by reference, and in other documents that the Company files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this publication, whether as a result of new information, future events, changes in assumptions or otherwise.